Exhibit 10.37
FX REAL ESTATE AND ENTERTAINMENT INC.
2007 EXECUTIVE EQUITY INCENTIVE PLAN

2007 EXECUTIVE EQUITY INCENTIVE PLAN

1. Purpose	1

2. Definitions	1

3. Administration	5

4. Shares Subject to Plan	6

5. Eligibility; Per-Person Limitations	6

6. Specific Terms of Options	7

7. Certain Provisions Applicable to Options	8

8. Change in Control	10

9. General Provisions	12

2007 EXECUTIVE EQUITY INCENTIVE PLAN
     1. Purpose. The purpose of this 2007 EXECUTIVE EQUITY INCENTIVE PLAN (the “Plan”) is to assist FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value.
     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
          (a) “Beneficiary” and “Beneficial Ownership” means the person, persons, trust or trusts that have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Optionee’s death or to which Options or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon an Optionee’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
          (b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
          (c) “Board” means the Company’s Board of Directors.
          (d) “Cause” shall, with respect to any Optionee, have the meaning specified in the Option Agreement. In the absence of any definition in the Option Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Optionee and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Optionee to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Optionee of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Optionee of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Optionee of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Optionee’s work performance, or (vi) the commission by the Optionee of any act, misdemeanor, or crime reflecting unfavorably upon the Optionee or the Company or any Related Entity. The good faith determination by the

Committee of whether the Optionee’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
          (e) “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (g) “Committee” means the Compensation Committee of the Board; provided, however, that if at any time, there shall fail to be a sitting Compensation Committee or if there are no longer any members on the Compensation Committee, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.
          (h) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (i) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
          (j) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.
          (k) “Director” means a member of the Board or the board of directors of any Related Entity.
          (l) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (m) “Effective Date” means the effective date of the Plan, which shall be December 17, 2007, subject to approval within twelve (12) months by the stockholders of the shares entitled to vote thereon.
          (n) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
          (o) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          (q) “Fair Market Value” means the fair market value of Shares, Options or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
          (r) “Good Reason” shall, with respect to any Optionee, have the meaning specified in the Option Agreement. In the absence of any definition in the Option Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Optionee and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Optionee of any duties inconsistent in any material respect with the Optionee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Optionee; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Optionee as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Optionee.

          (s) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (t) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the NASDAQ Global Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq National Market.
          (u) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) of the Plan.
          (v) “Option” means a right granted to an Optionee under Section 6(b) hereof, to purchase Shares at a specified price during specified time periods.
          (w) “Option Agreement” means any written agreement, contract or other instrument or document evidencing any Option granted by the Committee hereunder.
          (x) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
          (y) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
          (z) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.
          (aa) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Optionees, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (bb) “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.
          (cc) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
          (dd) “Substitute Options” means options or other awards granted by the Company in assumption of, or in substitution or exchange for, Options previously granted, or the right or obligation to make future grants or awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

     3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Optionees, grant Options, determine the type, number and other terms and conditions of, and all other matters relating to, Options, prescribe Option Agreements (which need not be identical for each Optionee) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Option Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Option Agreement, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Optionee in a manner consistent with the treatment of other Eligible Persons or Optionees.
          (b) Manner of Exercise of Committee Authority.: The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to an Optionee then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Optionee shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Optionees, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through an Optionee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Options granted to Optionees subject to Section 16 of the Exchange Act in respect of the Company and will not cause Options intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
          (c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Shares Subject to Plan.
          (a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be twelve million five-hundred thousand (12,500,000) Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
          (b) Application of Limitation to Grants of Option.. No Option may be granted if the number of Shares to be delivered in connection with such an Option exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case Substitute Options) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Option.
          (c) Availability of Shares Not Delivered under Options and Adjustments to Limits.
          (i) If any Shares subject to an Option are forfeited, expire or otherwise terminate without issuance of such Shares or otherwise does not result in the issuance of all or a portion of the Shares subject to such Option, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Options under the Plan.
          (ii) Substitute Options shall not reduce the Shares authorized for grant under the Plan or authorized for grant to an Optionee in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Options under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Options using such available shares shall not be made after the date Options or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
          (iii) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of the Incentive Stock Options shall be twelve million five-hundred thousand (12,500,000) Shares shares.
     5. Eligibility; Per-Person Limitations. Options may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 9(c), in any fiscal year of the

Company during any part of which the Plan is in effect, no Optionee may be granted Options with respect to more than twelve million five-hundred thousand (12,500,000) Shares. The maximum number of Shares that may be granted to any one Optionee over the life of the Plan is twelve million five-hundred thousand (12,500,000) Shares.
     6. Specific Terms of Options.
          (a) General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of the Optionee’s Continuous Service and terms permitting an Optionee to make elections relating to his or her Option. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Option.
          (b) Grant of Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
               (i) Exercise Price. Other than in connection with Substitute Options, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Option (other than in connection with Substitute Options), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.
               (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the grant), other options or other awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Optionees to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Optionees.
               (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Optionee has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
                    (A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if an Optionee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Optionee, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
                    (B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Optionee during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
     7. Certain Provisions Applicable to Options.
         (a) Stand-Alone, Additional, and Substitute Options Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in substitution or exchange for, any other Option or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of an Optionee to receive payment from the Company or any Related Entity. Such additional, substitute or exchange Options may be granted at any time. If an Option is granted in substitution or exchange for another Option or award granted under another plan, the Committee shall require the surrender of such other Option or other award in consideration for the grant of the new Option. In addition, Options may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Option is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Option in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).
     (b) Term of Options. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).
     (c) Form and Timing of Payment. Subject to the terms of the Plan and any applicable Option Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or settlement of an Option may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Options or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the NASDAQ Global Market or any national securities exchange on which the Company’s securities are listed or quoted for trading and, if not listed or quoted for trading on either the NASDAQ Global Market or a national securities exchange, then the rules of the NASDAQ Global Market. The settlement of any Option may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 9(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Option not provided for in the original Option Agreement) or permitted at the election of the Optionee on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or other amounts in respect of installment or deferred payments denominated in Shares.
     (d) Exemptions from Section 16(b) Liability.: It is the intent of the Company that the grant of any Options to or other transaction by an Optionee who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Optionee). Accordingly, if any provision of this Plan or any Option Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Optionee shall avoid liability under Section 16(b).

     (e) Code Section 409A.
               (i) If any Option constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Option shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
                    (A) Payments under the Section 409A Plan may not be made earlier than (u) the Optionee’s separation from service, (v) the date the Optionee becomes disabled, (w) the Optionee’s death, (x) a specified time (or pursuant to a fixed schedule) specified in the Option Agreement at the date of the deferral of such compensation, (y) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (z) the occurrence of an unforeseeble emergency;
                    (B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
                    (C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
                    (D) In the case of any Optionee who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Optionee’s separation from service (or, if earlier, the date of the Optionee’s death).
For purposes of the foregoing, the terms “separation from service”, “disabled”, and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Option.
               (ii) The Option Agreement for any Option that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Option, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Optionee, may amend any Option Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. No Option Agreements shall be adjusted, modified or substituted for without the consent of the Optionee if any such adjustments, modifications or substitutions would cause the Option Agreement to violate the requirements of Section 409A of the Code.
     8. Change in Control.
          (a) Effect of “Change in Control.” Subject to Section 8(a)(iii), and if and only to the extent provided in the Option Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

               (i) Any Option that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.
               (ii) With respect to any outstanding Option subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.
               (iii) Notwithstanding the foregoing or any provision in any Option Agreement to the contrary, if in the event of a Change in Control the successor company assumes or substitutes for an Option, then each such outstanding Option shall not be accelerated as described in Sections 8(a)(i) and (ii). For the purposes of this Section 8(a)(iii), an Option shall be considered assumed or substituted for if following the Change in Control the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise of an Option for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
          (b) Definition of “Change in Control". Unless otherwise specified in an Option Agreement, a “Change in Control” shall mean the occurrence of any of the following:
               (i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

               (ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
               (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     9. General Provisions.
          (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of

Shares or payment of other benefits under any Option until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Optionee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
          (b) Limits on Transferability; Beneficiaries. No Option granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Optionee to any party, or assigned or transferred by such Optionee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of an Optionee, and such Options that may be exercisable shall be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative, except that Options (other than Incentive Stock Options) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Optionee, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Optionee shall be subject to all terms and conditions of the Plan and any Option Agreement applicable to such Optionee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
          (c) Adjustments.
               (i) Adjustments to Options. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Options granted thereafter, (B) the number and kind of Shares by which annual per-person Option limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Options, (D) the exercise price, grant price or purchase price relating to any Option and/or make provision for payment of cash or other property in respect of any outstanding Option, and (E) any other aspect of any Option that the Committee determines to be appropriate.
               (ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Options may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Options by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 8(b)(iii) hereof, the outstanding Options by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Options, or (d) settlement of the value of the outstanding Options in cash or cash equivalents or other property followed by cancellation of such Options (which value shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that are then exercisable (including any Options that may become exercisable upon the closing date of such transaction). An optionee may condition his exercise of any Options upon the consummation of the transaction.
               (iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of an Optionee, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options to Optionees designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
          (d) Taxes. The Company and any Related Entity are authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Shares, or any payroll or other payment to an Optionee, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Optionee’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) Changes to the Plan and Options. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Options under the Plan, without the consent of shareholders or Optionees, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Optionee, no such Board action may materially and adversely affect the rights of such Optionee under any previously granted and outstanding Option. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Option theretofore granted and any Option Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Optionee, no such Committee or the Board action may materially and adversely affect the rights of such Optionee under such Option.
          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Option shall be construed as (i) giving any Eligible Person or Optionee the right to continue as an Eligible Person or Optionee or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Optionee’s Continuous Service at any time, (iii) giving an Eligible Person or Optionee any claim to be granted any Option under the Plan or to be treated uniformly with other Optionees and Employees, or (iv) conferring on an Optionee any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Optionee is duly issued Shares on the stock books of the Company in accordance with the terms of an Option. None of the Company, its officers or its directors shall have any fiduciary obligation to the Optionee with respect to any Options unless and until the Optionee is duly issued Shares pursuant to the Option on the stock books of the Company in accordance with the terms of an Option. Neither the Company nor any of the Company’s officers, directors, representatives or agents are granting any rights under the Plan to the Optionee whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Option Agreement.
          (g) Status of Options. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to an Optionee or obligation to deliver Shares pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and Options which do not qualify under Section 162(m) of the Code.

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Option with respect to which an Optionee paid cash or other consideration, the Optionee shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Option Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
          (k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Options granted to Optionees performing services in such countries and to meet the objectives of the Plan.
          (l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Options may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Options outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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